Exhibit 10.1

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is entered into as of November 16, 2021, by and among Penny HoldCo, Inc., a Delaware corporation (the “Buyer”), Insight Venture Partners X, L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners X (Co-Investors), L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners (Delaware) X, L.P. a Delaware limited partnership, Insight Venture Partners (Cayman) X, L.P., a Cayman Islands exempted limited partnership, Insight SN Holdings, LLC, a Delaware limited liability company, and Insight SN Holdings 2, LLC, a Delaware limited liability company (individually and collectively, the “Restricted Party”), and, solely for the purposes of Section 5 herein, Insight Venture Partners IX, L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners IX (Co-Investors), L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners (Delaware) IX, L.P., a Delaware limited partnership, Insight Venture Partners (Cayman) IX, L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P., a Cayman Islands exempted limited partnership, Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., a Delaware limited partnership, Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., a Cayman Islands exempted limited partnership, and IVP (Venice), L.P., a Cayman Islands exempted limited partnership (collectively, the “Insight Current Holders”). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).
RECITALS
WHEREAS, nCino, Inc., a Delaware corporation, Buyer, Dollar Merger Sub, Inc. a Delaware corporation, Penny Merger Sub, LLC, a Utah limited liability company, Penny Blocker 1 Merger Sub, Inc., a Delaware corporation, Penny Blocker 2 Merger Sub, Inc., a Delaware corporation, Penny Blocker 3 Merger Sub, Inc., a Delaware corporation, Penny Blocker 4 Merger Sub, Inc., a Delaware corporation, Insight (Delaware) SN Blocker Corporation, a Delaware corporation, Insight (Cayman) SN Blocker Corporation, a Delaware corporation, ScarletFire SN Blocker Corporation, a Delaware corporation, TLEO, Inc., a Delaware corporation, SimpleNexus, LLC, a Utah limited liability company (the “Company”), and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as the Member Representative, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, the Buyer will acquire the Company through a series of merger transactions;
WHEREAS, as a condition and mutual inducement to close the Transactions, and to enable Buyer to secure more fully the benefits of the Transactions, the Merger Agreement contemplates, among other things, that the Restricted Party shall enter into this Agreement concurrently with the execution of the Merger Agreement, which shall become effective at the closing of the Transactions and, if such Closing does not occur, this Agreement shall be null and void;
WHEREAS, Buyer wishes to protect its investment in the intellectual property, assets, business and goodwill of the Company, including the Confidential Information possessed by the Restricted Party, and which the Restricted Party acknowledges possessing, by restricting certain activities of the Restricted Party that might compete with, diminish or destroy the value of Company’s intellectual property (including, without limitation, knowhow and trade secrets) or harm such assets, business or goodwill. Buyer intends to employ the Company’s intellectual property, Confidential Information and goodwill in the current or future operation of the Company’s business;
WHEREAS, the Restricted Party has a material economic interest in the consummation of the Transactions, and the consideration received as a result of the Transactions is paid in consideration, in part, for Restricted Party’s covenant not to solicit (as forth herein); and
WHEREAS, in connection with, and as a condition to the consummation of the Transactions, and to enable Buyer to secure more fully the benefits of the Transactions, Buyer has required that the Restricted Party enter into this Agreement as Buyer believes the execution of this Agreement is necessary to protect the goodwill of the Company; and the Restricted Party understands and agrees that this Agreement is offered and accepted as partial consideration of the Transactions in order to induce Buyer to consummate the Transactions.
NOW, THEREFORE, the parties agree as follows:
1.Confidential Information.
(a)During the period starting on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, the Restricted Party shall not, directly or indirectly, and shall direct its employees, managers, directors, members and partners, in each case who have received Confidential Information (collectively, the “Representatives”), not to, (i) use any Confidential Information for any purpose, or (ii) disclose any Confidential Information to any person other than its employees, managers, directors, members or partners or the Company or its Affiliates who have a reasonable need to know such Confidential Information, except, in the case of the restrictions in each of the foregoing clauses (i) through (ii), (A) to the extent provided in Section 1(b) or (B) disclosures made in the Restricted Party’s ordinary course of business consistent with past practice to its current and prospective investors (including in connection with fundraising activities), which shall not include Confidential Information that would reasonably be considered competitively sensitive. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), the Restricted Party shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)If the Restricted Party or any of its Representatives is required (by law, regulatory requirement, oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process) to disclose any Confidential Information at any time during the period starting on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, then the Restricted Party or such Representative shall (to the extent reasonably practicable and legally permitted) provide the Company with reasonably prompt written notice of such requirement to enable the Company (and reasonably cooperate with the Company, at the Company’s sole expense) (i) to seek an appropriate protective order or other remedy (at the Company’s sole expense), (ii) to consult with the Restricted Party with respect to steps taken by the Restricted Party to lawfully resist or narrow the scope of such request or legal process and/or (iii) to waive compliance, in whole or in part, with the terms of this Agreement. The Buyer expressly acknowledges and agrees that (A) the Restricted Party and its Affiliates are, and/or are affiliated with, a private equity fund under management that invests in or acquires companies and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of the Buyer and its Affiliates (including, without limitation, the Acquired Companies), and (B) nothing herein shall be construed to limit or prevent, in any manner, the Restricted Party or any of its Affiliates from (x) engaging in or operating any business, (y) entering into any agreement or business relationship with any third party or (z) evaluating or engaging in investment or acquisition discussions with, or investing in or acquiring or serving on the board of, any entity, whether or not competitive with the Buyer or any of its Affiliates (including, without limitation, the Acquired Companies), and none of such activities described in the foregoing clauses (x), (y) or (z) shall constitute a breach of this Agreement in any respect, so long as, in each case, the Restricted Party does not use or disclose Confidential Information in breach of its express obligations hereunder in connection with such activities. The Buyer further acknowledges and agrees that the Restricted Party’s ownership of equity interests in the Company inevitably enhanced its general knowledge and understanding of the Acquired Companies and their industry in a way that cannot be separated from its other knowledge, and the Buyer agrees that this Agreement shall not restrict the Restricted Party’s or any of its Affiliates’ use of such overall knowledge and understanding for their own purposes, including the investment in, purchase, sale and consideration of and decisions related to other investments.

(c)Notwithstanding anything contained herein to the contrary, the Restricted Party may disclose and use Confidential Information to the extent required to pursue or defend any claims arising in connection with the Merger Agreement.
2.Non-Solicitation; Non-Hire. During the Restrictive Period, the Restricted Party shall not, for the Restricted Party’s own behalf or on behalf of any other person, and shall cause its Associated Parties (as defined below) to not, (i) solicit for employment, or attempt to solicit for employment, any person listed on Exhibit A hereto (each, a “Key Employee”) or induce, or attempt to induce, any Key Employee to terminate or otherwise leave the service or employ of any Acquired Company, or (ii) hire or engage, or attempt to hire or engage, any Key Employee (whether as an employee, consultant, independent contractor or otherwise). Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in this Section 2 shall the prevent the Restricted Party or its Associated Parties from (x) placing general advertisements that are not specifically targeted toward the Key Employees, or otherwise publishing or posting open positions, or hiring any person that responds to any such general advertisement or published or posted open position, (y) soliciting for employment or hiring or engaging any person that was terminated by the Company or any of its Affiliates at least six (6) months prior to the first instance of any such solicitation or (z) soliciting for employment or hiring or engaging any person that terminated his or her employment or service with the Company or any of its Affiliates at least six (6) months following the date on which such person terminated such employment or service.
3.Release.
(a)Effective as of the Closing, the Restricted Party and on behalf of itself and each of its Associated Parties hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) of and from any and all Claims (as defined below), and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of the foregoing clauses that the Restricted Party or any of the Associated Parties may have had in the past, may now have or may have in the future against any of the Releasees, under any legal requirement, on any ground whatsoever, directly or indirectly arising out of the Restricted Party’s or any of the Associated Parties’ current or former status as an equityholder, warrantholder or optionholder of any Acquired Company; provided, however, that “Claim” shall not include, and none of the Restricted Party or its Associated Parties is releasing, any rights (1) available to it under the Merger Agreement or any agreement referenced therein or contemplated thereby, (2) with respect to its Closing Stock Consideration or any other interest in the Buyer, nCino or any of their respective successors or assigns, or its status as a holder thereof, following the Closing (it being understood and agreed that “Claim” does include any claims regarding the calculation and allocation of Closing Cash Consideration and Closing Stock Consideration delivered to or for the benefit of the Restricted Party that are made in a manner consistent with the Consideration Spreadsheet, absent fraud or manifest error), (3) that affect the right to indemnification it has, if applicable, under the Company’s or any of its Affiliates’ organizational documents, insurance policies or indemnification or employment agreements or otherwise, (4) arising under its employment agreement with the Company or any of its Affiliates or to any salary, bonus or other compensation or benefits or unreimbursed business expenses or (5) under any Contract that is expressly permitted to survive the Closing in accordance with the Merger Agreement.
(b)For purposes of this Agreement:
(i)“Affiliate” means: when used with reference to a specified person, any person that directly or indirectly controls or is controlled by or is under common control with the specified person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
(ii)“Associated Parties” means: with respect to the Restricted Party, (A) the Restricted Party’s predecessors, successors and administrators; (B) the Restricted Party’s past, present and future assigns; and (C) solely for purposes of Section 2, each entity of which the Restricted Party owns, directly or indirectly, at least a majority of the outstanding voting interests. Notwithstanding anything to the contrary contained herein, no portfolio company of the Restricted Party or any of its Affiliates shall be deemed to be an Associated Party or Affiliate of the Restricted Party;
(iii)“Claim” means: all past, present and future disputes, claims, controversies, demands, rights, obligations, damages, liabilities, actions, contracts and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent) that arise out of or relate to events, facts or circumstances occurring prior to the date hereof (including any contract or relationship that was in effect or that existed at any time prior to the date hereof between the Restricted Party, on the one hand, and any Acquired Company, on the other hand), including, but not limited to, any unknown, inchoate, unsuspected or undisclosed claim; and
(iv)“Releasees” means: (A) the Buyer; (B) the Company; (C) the Company’s and Buyer’s respective current and future Affiliates, including, but not limited to its direct and indirect parent entities; (D) solely in their capacities as such, the respective representatives, employees, directors, officers, managers, or other persons holding similar positions, of the persons referred to in clauses (A), (B) and (C) above; and (E) the respective successors and past, present and future assigns of the persons identified or otherwise referred to in the foregoing clauses (A) through (D).
(c)The Restricted Party hereby waives, on behalf of itself and its Associated Parties, the benefits of, and any rights that the Restricted Party or any of its Associated Parties may have under, any statute or common law principle of similar effect that purports to limit the scope of a general release. The Restricted Party understands and acknowledges that it may discover facts different from, or in addition to, those which the Restricted Party knows or believes to be true with respect to the Claims, and agrees that this release shall be and shall remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.
(d)The Restricted Party hereby irrevocably covenants to refrain from, and to cause its Associated Parties to refrain from, asserting any Claim, or commencing, instituting or causing to be commenced, any legal proceeding of any kind against any Releasee based upon any Claim released pursuant to Section 3(a) of this Agreement or in a representative capacity on behalf of others.
(e)The releases contained in this Section 3 are for the benefit of the Releasees and shall be enforceable by any of them directly against the Restricted Party. Each of the Releasees shall be an intended third party beneficiary of this Section 3 and is entitled to directly enforce the releases contained in this Section 3.
4.Severability; Enforcement.
(a)If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable legal requirements so as to be valid and enforceable to the fullest possible extent, and the parties intend that any court holding such provision to be invalid or unenforceable amend such provision as to give it full force and effect under applicable law; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

(b)The Restricted Party agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Restricted Party agrees that, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the Company, the Buyer and their respective Affiliates shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek: (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach.
(c)The Restricted Party hereby acknowledges and represents that it (i) has had the opportunity to consult with independent legal counsel regarding its rights and obligations under this Agreement and that it fully understands and agrees to each term and condition contained herein, and (ii) has executed and delivered this Agreement pursuant to its own free will and with the intention that this Agreement contain a general release to the full extent provided herein. The Restricted Party acknowledges and agrees that (x) the enforcement of any covenants set forth in this Agreement against the Restricted Party would not impose any undue burden upon the Restricted Party and (y) none of the covenants set forth in this Agreement is unreasonable as to duration or scope.
5.Lock-Up.
(a)In connection with the Transactions, and in recognition of the benefit the Transactions will confer to the Restricted Party and the Insight Current Holders (collectively, the “Insight Lock-Up Parties”), as stockholders of the Buyer, the Insight Lock-Up Parties hereby agree that during the period beginning on the date hereof and ending on the earlier of (i) the date on which the Merger Agreement is validly terminated in accordance with its terms and (ii) the date that is twelve (12) months following the Closing (the “Lock-Up Period”) the Insight Lock-Up Parties will not, without the prior written consent of the Buyer, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (x) any shares of the Buyer’s Common Stock or any securities convertible into or exercisable or exchangeable for Buyer’s Common Stock now owned by the Insight Lock-Up Parties or with respect to which the Insight Lock-Up Parties now have the power of disposition or (y) any Closing Stock Consideration issued to any of the Insight Lock-Up Parties (collectively, the “Lock-Up Securities”) under the Securities Act of 1933, as amended, or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Buyer’s Common Stock or other securities, in cash or otherwise.
Notwithstanding the foregoing, and subject to the applicable conditions below, the restrictions set forth in the first paragraph of this Section 5(a) (the “Lock-Up”) shall not apply to:
(i)the 8,000,000 shares of Buyer’s Common Stock that are subject to those certain Rule 10b5-1 Distribution Plans dated January 8, 2021 (the “10b 5-1 Plans”) in effect as of the date hereof, whether sold, distributed or otherwise transferred pursuant to and during the period of the 10b5-1 Plan or after the expiration of the 10b 5-1 Plan (the “10b5-1 Plan Securities”), it being understood that the number of 10b5-1 Plan Securities will be reduced on a one-for-one basis to the extent any 10b5-1 Plan Securities are sold prior to the Closing;
(ii)the 9,547 shares of Buyer’s Common Stock now owned by IVP (Venice), L.P. (the “IVP (Venice) Shares”), it being understood that the number of IVP (Venice) Shares will be reduced on a one-for-one basis to the extent any IVP (Venice) Shares are sold prior to the Closing;

(iii)immediately following the Closing, in addition to the 10b5-1 Plan Securities and the IVP (Venice) Shares, 4,720,137 shares of Lock-Up Securities held by the Insight Lock-Up Parties immediately after the Closing (the “Closing Free Shares”);
(iv)following the date that is 180 days from the Closing, in addition to the 10b5-1 Plan Securities, the IVP (Venice) Shares and the Closing Free Shares, additional Lock-Up Securities on the following schedule:
(1)on the 180-day anniversary of the Closing, 8,914,923 shares of Lock-Up Securities will be released from the Lock-Up;
(2)on the 270-day anniversary of the Closing, 8,914,923 shares of Lock-Up Securities will be released from the Lock-Up; and
(3)on the 365-day anniversary of the Closing, all shares of Lock-Up Securities will be released from the Lock-Up.
(v)provided that (1) the Buyer receives a signed lock-up agreement in accordance with the foregoing terms for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, receiving Lock-Up Securities then-subject to Lock-Up and (2) any such transfer shall not involve a disposition for value:
(1)distributions of Lock-Up Securities to limited partners, general partners, limited liability company members, stockholders or other equity holders of the Insight Lock-Up Parties; or
(2)transfers of Lock-Up Securities to the Insight Lock-Up Parties’ Affiliates or to any investment fund or other entity under common management or control as the Insight Lock-Up Parties.
(vi)(1) transfers or other dispositions of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved or recommended by the Buyer’s board of directors, made to all holders of the Lock-Up Securities involving a Change of Control (as defined below) of the Buyer or (2) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with a transaction described in clause (1) above; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed the Lock-Up Securities then-subject to Lock-Up shall remain subject to the provisions of this Section 5. For the purposes of this Section 5(a)(vi), “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Buyer (or the surviving entity or its parent company).
(b)Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in the event one or more Insight Lock-Up Parties distributes freely tradeable shares of Buyer’s Common Stock (i.e., shares of Buyer’s Common Stock not subject to the Lock-Up herein) to IVP (Venice), L.P., such shares of Buyer’s Common Stock shall not constitute Lock-Up Securities hereunder and shall remain freely tradeable and not subject to the Lock-Up herein notwithstanding IVP (Venice), L.P.’s receipt thereof.
(c)During the Lock-Up Period, the Insight Lock-Up Parties may sell shares of Buyer’s Common Stock purchased by the Insight Lock-Up Parties in open market transactions following the date hereof.

(d)The share numbers specified in paragraph (a) above shall be adjusted in the event of any stock split, stock dividend, stock combination or the like.
(e)Nothing in this Section 5 shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) so long as there are no sales of Lock-Up Securities under such plans during the Lock-Up Period in violation of the restrictions set forth in Section 5(a). The Insight Lock-Up Parties each agree that, to the extent the terms of this Section 5 conflict with or are in any way inconsistent with any prior investor rights agreement, prior registration rights agreement, prior market standoff agreement or any other prior lock-up or similar prior agreement to which the undersigned and the Buyer may be a party, this Agreement supersedes such prior agreement(s). Notwithstanding the foregoing, the Insight Lock-Up Parties agree that the provisions of this Section 5 in no way derogate from any obligation the Insight Lock-Up Parties otherwise have under Buyer’s Insider Trading Policy.
(f)The Insight Lock-Up Parties each agree and consent to the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with this Section 5.
(g)Pursuant to the First Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2015 (the “Investors’ Rights Agreement”), by and among nCino and certain holders of nCino’s Common Stock listed on Schedule A thereto, as amended, the Insight Lock-Up Parties, as applicable, waive all notice and procedural obligations on the Company under Section 2.1 or 2.2 of the Investors’ Rights Agreement in connection with the Transactions (aside from as set forth in this Section 5 or in the Merger Agreement), and agree to execute, cooperate and perform and to take and to do any other actions and things necessary, including if reasonably requested by Buyer executing and delivering such further waiver on behalf of themselves and other holders of Registrable Securities (as defined in the Investors’ Right Agreement), to ensure the Buyer’s compliance with its notice and procedural obligations under the Investors’ Rights Agreement in connection with the Transactions. Notwithstanding anything to the contrary contained herein, (1) the first sentence of this Section 5(g) shall not be deemed to be a waiver of any registration rights under Section 2.1 or 2.2 of the Investors’ Rights Agreement, and (2) the Buyer agrees to register and include all shares of the Buyer’s Common Stock now owned by the Insight Lock-Up Parties on and in the Registration Statement to be filed in connection with the Transactions.
6.Miscellaneous.
(a)Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, (iii) if sent for overnight delivery by Federal Express or other nationally recognized overnight delivery service, upon the day after the date sent by Federal Express (or other nationally recognized overnight delivery service), or (iv) if given by e-mail, upon electronic delivery confirmation of receipt, in each case to the parties at the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a party may designate by notice to the other party):

if to the Restricted Party, to the address set forth on signature page attached hereto.
if to any Insight Lock-Up Parties:
Insight Venture Partners, LLC
1114 Avenue of the Americas, 36th Floor
New York, New York 10036
Attention: Andrew Prodromos
E-mail:     aprodromos@insightpartners.com
With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Morgan D. Elwyn; Matthew J. Haddad
Email: melwyn@willkie.com; mhaddad@willkie.com

if to the Buyer:

nCino, Inc.
6770 Parker Farm Drive
Wilmington, North Carolina 28405
Attention: Gregory D. Orenstein, Chief Corporate Development & Strategy Officer; April Rieger, Executive Vice President, General Counsel & Secretary
Email: greg.orenstein@ncinco.com; april.rieger@ncino.com

With a copy (which shall not constitute notice) to: Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, California 94304 Attention: Martin A. Wellington Email: mwellington@sidley.com
Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Ian Helmuth Email: ihelmuth@sidley.com

(b)Amendment and Modification. Subject to the provisions of Section 4(a) above, no change, modification, addition or amendment to this Agreement will be valid unless in writing and signed by a duly authorized officer of each party hereto.
(c)Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or may be construed as, a further or continuing waiver of any such term, provision or condition. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies, which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
(d)Assignment. The terms and provisions set forth in this Agreement inure to the benefit of and are enforceable by the Buyer and its successors, assigns and successors-in-interest, including, without limitation, any corporation or other entity with which the Buyer may be merged or by which Buyer may be acquired, or which may be the acquiring entity in a sale of substantially all of the assets of the Buyer or other form of reorganization. This Agreement may not be assigned by either party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except for the Releasees with respect to Section 3, which shall be express third-party beneficiaries of such Section.
(e)Entire Agreement. This Agreement, the Merger Agreement, the exhibits and schedules thereto, and the documents and instruments and other agreements among the parties hereto and thereto referenced herein and therein constitute the entire agreement between the parties hereto with respect to the subject hereof and fully supersedes any prior agreements or understandings with respect thereto; provided, however, that this Agreement shall not constitute a waiver by the Buyer or any of its Affiliates of any right that any of them now has or may now have under the Confidentiality Agreement. The parties hereto acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, with respect to the subject hereof which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party with respect to the subject hereof.
(f)Effectiveness. This Agreement will become effective upon the Closing and will terminate in its entirety and be considered void ab initio and of no further force or effect, automatically, and without any further action by any person, upon the termination of the Restrictive Period. For the avoidance of doubt, if the Merger Agreement is validly terminated in accordance with its terms for any reason, this Agreement will terminate in its entirety and be considered void ab initio and of no further force or effect, automatically, and without any further action by any person.
(g)Counterparts. This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same instrument.
(h)Governing Law. This Agreement and any claim or controversy hereunder shall in all respects be construed in accordance with and governed by the internal, substantive laws of the State of Delaware, without regard to applicable principles of conflicts of laws.
(i)Consent to Jurisdiction; Service of Process. Any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware), and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such legal action or proceeding in any such court and irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Further, each of the parties to this Agreement (i) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or legal proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such legal action or proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other legal action or proceeding in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by such court and (ii) hereby agrees not to commence any such legal action or proceeding other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each of the parties to this Agreement hereby (A) consents to service of process in any legal action or proceeding among any of the parties hereto relating to or arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (B) agrees that service of process made in accordance with clause (A) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(a), will constitute good and valid service of process in any such legal action or proceeding and (C) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action or legal proceeding any claim that service of process made in accordance with clause (A) or (B) does not constitute good and valid service of process.
(j)Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS WAIVER VOLUNTARILY, AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(k)No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
(l)Interpretation. The headings contained in this Agreement are for reference purposes only, are not necessarily descriptive of the paragraphs to which they relate and shall not affect the meaning or interpretation of this Agreement.
7.Definitions. In addition to the terms otherwise defined in this Agreement, as used in this Agreement, the following terms have the following meanings.
(a)“Confidential Information” means all confidential or proprietary oral and written information, documents and materials relating to the Acquired Companies, including, without limitation, their respective trade secrets, intellectual property, software and documentation, client information, subcontractor information (including, without limitation, lists of clients and subcontractors), company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, marketing plans, corporate financial information, information related to negotiations with third parties, internal audit reports, contracts and sales proposals, pricing and costs of specific products and services, training materials, employment records, performance evaluations, and other sensitive information, in each case, whether obtained, produced or distributed before or after the date of this Agreement; provided, however, that “Confidential Information” shall not include (i) information that is or becomes available to the general public other than as a result of a breach of this Agreement by the Restricted Party or any of its Representatives, (ii) information that is or becomes available to the Restricted Party or any of its Representatives from a source other than the Acquired Companies, provided that such source was not known by the Restricted Party or any of its Representatives, as applicable, to be bound by a contractual, fiduciary or legal obligation or duty of confidentiality to any person with respect to such information, (iii) information that was or is independently developed by the Restricted Party or any of its Representatives without use of the Acquired

Companies’ Confidential Information or (iv) any information to the extent relating solely to the Restricted Party.
(b)“Restrictive Period” means the period starting on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.
[Signatures on following pages]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.
BUYER:
PENNY HOLDCO, INC.

By:    /s/ Pierre Naudé
Name: Pierre Naudé______________
Title: Chief Executive Officer____

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.
RESTRICTED PARTY:

INSIGHT VENTURE PARTNERS X, L.P.

By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.

By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.

By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.

By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT SN HOLDINGS, LLC

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

[Signature Page to Restrictive Covenant Agreement]

INSIGHT SN HOLDINGS 2, LLC

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

For the limited purposes of agreeing to the provisions set forth in Section 5 of this Agreement

INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.

By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.

By: Insight Venture Associates IX, L.P., its general partner By: Insight Venture Associates IX, Ltd., its general partner

By:    /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

[Signature Page to Restrictive Covenant Agreement]

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT
COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd., its general partner

By: /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd., its general partner

By: /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd., its general partner

By: /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment Ltd., its general partner

By: /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

IVP (VENICE), L.P.

By: IVP GP (Venice), LLC, its general partner

By: /s/ Andrew Prodromos______
Name: Andrew Prodromos
Title: Authorized Officer

[Signature Page to Restrictive Covenant Agreement]